UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1000 (Commission File Number)	38-1054690 (IRS Employer Identification No.)

425 Martingale Road Suite 2050 Schaumburg, Illinois (Address of Principal Executive Offices)	60173-2213 (Zip Code)
Registrant’s telephone number, including area code: (800) 772-7866
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 20, 2009, the Board of Directors of Sparton Corporation, an Ohio corporation (the “Company”), upon recommendation by the Compensation Committee of the Board of Directors (the “Committee”), approved the award of stock options to certain key employees pursuant to the Amended and Restated Sparton Corporation Stock Incentive Plan dated October 24, 2001 (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders by aligning the personal interests of the Company’s key employees and non-employee directors with those of its shareholders. The Plan is also designed to allow key employees and non-employee directors to participate in the Company’s future, as well as to enable the Company to attract, retain and reward such individuals.
The Committee has been appointed by the Board to administer the Plan. The Committee has the authority to select directors and/or key employees, respectively, to whom awards may be granted; the type of awards (or combination thereof) to be granted; the number of shares of Common Stock to be included in each award; and the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions and vesting requirements.
The Plan provides for the granting of a variety of stock-based awards, such as stock options, stock appreciation rights, restricted stock and performance shares. The term of the Plan is ten (10) years and no awards may be granted under the Plan after October 24, 2011.
Stock options granted under the Plan may be incentive stock options under Section 422 of the Internal Revenue Code of 1986 or nonqualified options. Non-employee directors are not eligible to receive incentive stock options. The exercise price for both incentive stock options and nonqualified options must equal at least 100% of the fair market value of the stock at the date of grant. The Plan also provides for the discretionary grant of stock appreciation rights in tandem with stock options. In addition, the Plan allows for the grant of performance share awards and shares of restricted stock upon such terms and conditions as determined by the Committee or the Board, as applicable.
Prior to the stock option grants described herein, of the 970,161 shares permitted to be issued under the Plan, (i) 266,343 shares were subject to unexercised options or restricted share vestings and (ii) 150,582 shares remained available to be granted under the Plan. The closing price per share of the Company’s Common Stock on November 20, 2009 was $4.59.
The Board may at any time amend, discontinue, or terminate the Plan or any part of the Plan. However, unless otherwise required by law, the rights of a participant with respect to awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such participant. In addition, without the approval of the Company’s shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of individuals eligible to receive awards under the Plan, extend the maximum option period under the Plan, or decrease the option price of any option to less than 100% of the fair market value on the date of grant.
Key employees of the Company or a subsidiary of the Company and non-employee directors of the Company are eligible to receive awards under the Plan. The Board or Committee, if applicable, will consider the nature of the services rendered by such individuals, their present and potential contribution to the Company’s success and the success of the particular subsidiary or division of the Company by which they are employed, and such other factors as the Board or Committee in its discretion shall deem relevant.
No award, option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer or encumbrance. Neither the Plan nor any award agreement granted under the Plan entitles any participant to any right to continued employment by the Company or any subsidiary.
The description of the Plan above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan which is attached as Appendix B to the Company’s proxy statement for its 2001 annual meeting, filed with the Securities and Exchange Commission on September 28, 2001, and incorporated herein by reference.
The following is a description of the total number of awards granted under the Plan on November 20, 2009 to the Company’s principal executive officer, principal financial officer, named executive officers and key managers:

Name	Award Details
	Number of	Type of	Exercise Price	Expiration	Vesting of
	Shares	Award	(per share)	of Option	Option
Named Executive Officers
Cary B. Wood, President and Chief Executive Officer	25,000	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
Gregory A. Slome, Senior Vice President and Chief Financial Officer	18,750	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
Duane K. Stierhoff Senior Vice President — Sparton Medical Systems	10,000	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
Key Managers
Gordon B. Madlock, Senior Vice President — Operations	12,500	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
Michael W. Osborne, Senior Vice President — Business Development	12,500	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
Steven M. Korwin, Senior Vice President — Quality and Engineering	12,500	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
James M. Lackemacher, Group Vice President — Government Systems	10,000	Nonqualified Stock Option	$5.00	Three (3) years after grant	Immediate
Total Shares	101,250

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Amended and Restated Sparton Corporation Stock Incentive Plan dated October 24, 2001 (incorporated by reference to Appendix B to the Company’s proxy statement for its 2001 annual meeting, filed with the Securities and Exchange Commission on September 28, 2001).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
Dated: November 25, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief
Executive Officer

Index to Exhibits

Exhibit No.	Description
Exhibit 10.1
Amended and Restated Sparton Corporation Stock Incentive Plan dated October 24, 2001 (incorporated by reference to Appendix B to the Company’s proxy statement for its 2001 annual meeting, filed with the Securities and Exchange Commission on September 28, 2001).